UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________
FORM 8-K
________________________________________

 CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 28, 2026

_______________________________________
 Entegris, Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road,	Billerica,	MA	01821
(Address of principal executive offices)			(Zip Code)
(978) 436-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ENTG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2026, Bertrand Loy, Executive Chair of the Board of Directors (the "Board") of Entegris, Inc. (the "Company"), notified the Board that he will retire from his employment with the Company as Executive Chair effective July 31, 2026 upon the expiration of the Executive Chair Agreement, dated July 30, 2025 (the "Executive Chair Agreement), by and between the Company and Mr. Loy (filed as Exhibit 10.2 to the Form 10-Q for the quarterly period ended June 28, 2025). Mr. Loy has also notified the Board that he will resign as a member of the Board, also effective on July 31, 2026. Mr. Loy's decision to retire and resign from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Loy's outstanding equity awards and his 2026 annual incentive opportunity will be treated in accordance with the terms of the Executive Chair Agreement, and the Company has not entered into any new compensatory arrangement with Mr. Loy in connection with his retirement from the Company or from the Board.

In connection with Mr. Loy's retirement, the Company announced that the Board has appointed James F. Gentilcore, the current Lead Independent Director of the Board, to serve as Chair of the Board, effective July 31, 2026.

On July 29, 2026, the Company also announced that the Board has appointed Robert A. Bruggeworth, president and chief executive officer of Qorvo, Inc., as a director of the Company, effective August 3, 2026 to fill the vacancy created by Mr. Loy's retirement and to serve until the expiration of his predecessor's term at the 2027 annual meeting. In addition, the Board appointed Mr. Bruggeworth to serve as a member of the Management Development and Compensation Committee of the Board, effective as of the same date. There is no arrangement or understanding between Mr. Bruggeworth and any other persons or entities pursuant to which Mr. Bruggeworth was appointed as a director. The Board has determined that Mr. Bruggeworth qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Listing Rules.

Upon his appointment to the Board, Mr. Bruggeworth became entitled to a prorated portion of the standard non-employee directors' compensation for the period ending on May 31, 2027. As part of this standard non-employee director compensation, on August 3, 2026, Mr. Bruggeworth will receive an equity award with a grant date value equal to $220,000 of restricted stock units, which will be prorated for the portion of the annual period he will serve, with restrictions lapsing on the earlier of the date of the 2027 Annual Meeting of Stockholders or the first anniversary of the award date. Mr. Bruggeworth will also receive a prorated portion of the $110,000 annual retainer payable to non-employee directors, paid quarterly in arrears, plus any fee he may be entitled to by virtue of his service as chair or as a member of a committee of the Board. Non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director.

In addition, the Company will enter into an indemnity agreement with Mr. Bruggeworth in connection with his services as a member of the Board. The form of indemnity agreement is filed as Exhibit 10.30 to Entegris' Annual Report on Form 10-K for the fiscal year ended August 27, 2005, filed with the U.S. Securities and Exchange Commission on November 23, 2005.

There are no transactions between the Company and Mr. Bruggeworth that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the news release announcing the retirement of Mr. Loy, the appointment of Mr. Gentilcore as Chair of the Board and the appointment of Mr. Bruggeworth to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
        (d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated July 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: July 29, 2026	By:	/s/ Joseph Colella
	Name:	Joseph Colella
	Title:	Senior Vice President, General Counsel and Secretary